UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon	97229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 24, 2006, the Compensation Committee approved stock option grants to the following executive officers under the Company’s 2004 Stock Incentive Plan:

Shares Underlying Stock Options
Nicholas Konidaris President and Chief Executive Officer	70,000
Robert DeBakker Vice President of Operations	35,000

The stock options cliff vest on May 26, 2006, provided that the underlying shares are subject to restrictions on transfer. These restrictions lapse as to one-third of the shares on each of the first, second and third anniversaries of the date of grant. The exercise price of the options is the fair market value of the Company’s Common Stock on the date of grant. The form of option agreement is filed as Exhibit 10.1 hereto.

On May 26, 2006, the Board of Directors, on the recommendation of the Compensation Committee, approved grants of options to purchase 5,000 shares of the Company’s Common Stock to each non-employee director under the Company’s 2004 Stock Incentive Plan. The exercise price of the options is the fair market value of the Company’s Common Stock on the date of grant. The options vested immediately, provided that the underlying shares may not be sold until the third anniversary of the date of grant. The form of option agreement is filed as Exhibit 10.2 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1     Form of Stock Option Agreement (non-directors).

10.2     Form of Stock Option Agreement (directors).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2006.

Electro Scientific Industries, Inc.

By	/s/ Kerry L. Mustoe
Kerry L. Mustoe Interim Chief Financial Officer, Chief Accounting Officer and Secretary

Exhibit Index

Exhibit	Description
10.1	Form of Stock Option Agreement (non-directors).

10.2	Form of Stock Option Agreement (directors).

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